Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2018, in Post-Effective Amendment No. 9 to the Registration Statement (Form S-11 No. 333-205684) and related Prospectus of RW Holdings NNN REIT, Inc. for the registration of 100,000,000 shares of its Class C common stock.

/s/ Ernst & Young LLP

Irvine, California
April 19, 2019